SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2012

EnviroStar, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-14757	11-2014231
(Commission File Number)	(IRS Employer Identification No.)

290 N.E. 68 Street, Miami, Florida	33138
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (305) 754-4551

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01           Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

EnviroStar, Inc. (the “Company”) inadvertently omitted to advise the NYSE MKT LLC of the record date for its upcoming annual meeting of stockholders scheduled for November 9, 2012.  On October 18, 2012, the Company received a warning letter from NYSE Regulation ( the “Exchange”) notifying the Company that it failed to timely notify the Exchange of the record date for this meeting as required by Section 703 of the NYSE MKT LLC Company Guide (the "Company Guide"). In determining to issue the warning letter to the Company and not initiate the delisting of the Company’s securities, the Exchange stated that it took into consideration, among other things, that this was the first time the Company failed to satisfy the notice requirements of Section 703 of the Company Guide.

On October 19, 2012, the Company issued a press release announcing the receipt of the Letter and that its 2012 annual meeting is scheduled for November 9, 2012 for stockholders of record as of October 5, 2012.

A copy of the Company’s press release dated October 19, 2012 regarding the receipt of the Letter from the Exchange is filed as Exhibit 99.1 to this Report and is incorporated herein by reference.

Item 9.01           Financial Statements and Exhibits.

(d)          Exhibits:

        99.1  The Company's Press Release dated October 19, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EnviroStar, Inc.

Date: October 19, 2012	By:	/s/ Venerando J. Indelicato
Venerando J. Indelicato,
Treasurer and Chief Financial Officer

EXHIBIT INDEX
Exhibit No.	Description

99.1	The Company's Press Release dated October 19, 2012.